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                                                                    EXHIBIT 4.10

                             CERTIFICATE OF TRUST
                                      OF
                          PROVIDENT FINANCING TRUST I


     This Certificate of Trust of Provident Financing Trust I (the "Trust") is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S) 3801 et seq.).

     1. NAME. The name of the business trust being formed hereby is Provident Financing Trust I.

     2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust, with a principal place of business in the State of Delaware, are First Union Trust Company, National Association, One Rodney Square, 920 King Street, First Floor, Wilmington, Delaware, 19801, Attention: Corporate Trust Administration.

     3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon filing.

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     IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have duly executed this Certificate of Trust.

                                        FIRST UNION TRUST COMPANY, NATIONAL
                                        ASSOCIATION
                                        not in its individual capacity,
                                        but solely as Trustee


                                        By:  /s/ Edward L. Truitt, Jr.
                                           -------------------------------
                                        Name: Edward L. Truitt, Jr.
                                        Title: Assistant Vice President


                                        SUSAN N. ROTH,
                                        not in her individual capacity,
                                        but solely as Trustee


                                        /s/ Susan N. Roth
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